Exhibit 99.1

Mobix Labs Turnaround Accelerates: Revenue Surges 129% as Gross Margin More Than Triples

Preliminary, unaudited fourth-quarter results highlight 171% product revenue growth, narrowing operating losses and significant balance-sheet liability reductions

IRVINE, Calif.—(BUSINESS WIRE)—Nov. 10, 2026—Mobix Labs, Inc. (Nasdaq: MOBX), a U.S.-based provider of advanced connectivity and sensing solutions for aerospace, defense and mission-critical applications, today announced a mid-quarter business update highlighting preliminary, unaudited financial results for its fiscal fourth quarter and fiscal year ended September 30, 2026.

The preliminary results reflect significant progress in the Company’s ongoing business turnaround, with sharply higher sequential revenue, substantial gross margin expansion, narrowing operating losses and meaningful improvements in key balance-sheet measures. Management anticipates continued revenue growth as the Company builds on its fourth-quarter operating recovery.

Preliminary, Unaudited Financial Highlights

Fourth-Quarter Operating Performance — Sequential Comparison

●	Revenue Surges 129%: Preliminary fourth-quarter revenue increased to approximately $1.81 million from $789,000 in the preceding quarter, exceeding the upper end of the Company’s previously announced revenue guidance range of $1.4 million to $1.8 million.

●	Product Revenue Jumps 171%: Preliminary product revenue increased to approximately $1.43 million from $529,000 in the preceding quarter, reflecting a substantial recovery in the Company’s product business.

●	Gross Margin More Than Triples: Preliminary GAAP gross margin expanded to approximately 44.5% from 12.9% in the preceding quarter, an improvement of approximately 3,160 basis points.

●	Gross Profit Increases Nearly Eightfold: Preliminary GAAP gross profit increased to approximately $804,000 from $102,000 in the preceding quarter, representing growth of approximately 688%.

●	GAAP Operating Loss Narrows 11%: Preliminary GAAP operating loss decreased to approximately $6.56 million from $7.35 million in the preceding quarter, reflecting improved operating performance.

●	Significant Noncash Operating Expenses: Approximately 36% of reported operating loss included noncash based expense of $2.36 million for was stock-based compensation, before considering depreciation and amortization.

●	GAAP Net Loss Declines 46%: Preliminary GAAP net loss decreased to approximately $9.09 million from $16.80 million in the preceding quarter, reflecting improved operating results and changes in nonoperating items.

Full-Year Fiscal 2026 Financial Highlights

●	Significant Noncash and Financing-Related Charges: Preliminary fiscal 2026 results included approximately $12.30 million in stock-based compensation, $1.21 million in depreciation and amortization, and $9.91 million in losses associated with the extinguishment of notes payable and issuance of preferred shares and liability-classified warrants. These charges totaled approximately $23.43 million, equivalent to approximately 56% of the Company’s preliminary GAAP net loss of $41.86 million. The depreciation and amortization amount and the cash and noncash components of financing-related losses remain subject to final reconciliation.

Balance Sheet Improvements — Year-Over-Year Comparison

●	Accounts Payable Declines 46%: Preliminary accounts payable decreased approximately $4.11 million to $4.88 million as of September 30, 2026, compared with $8.98 million one year earlier.

●	Total Liabilities Reduced 21%: Preliminary total liabilities declined approximately $7.82 million to $29.63 million from $37.45 million one year earlier, while current liabilities decreased approximately 16%.

●	Stockholders’ Equity Improves $5.2 Million: Preliminary stockholders’ equity increased to approximately $4.87 million as of September 30, 2026, compared with a stockholders’ deficit of approximately $336,000 one year earlier.

Turnaround Gains Momentum as Operating Performance Recovers

The Company’s preliminary fourth-quarter results represent substantial progress in its ongoing business turnaround, with revenue more than doubling sequentially, gross profit increasing nearly eightfold and gross margin expanding by more than 3,100 basis points.

During preceding quarters, working capital constraints limited the Company’s ability to procure critical components, build inventory and fulfill customer orders, contributing to reduced revenue. Progress in addressing these constraints enabled increased production and shipments during the fourth quarter, contributing to the sharp sequential improvement in revenue and gross profit.

The operating recovery was accompanied by meaningful year-over-year balance-sheet improvements, including a nearly 46% reduction in accounts payable, a 21% decline in total liabilities and a $5.2 million improvement in stockholders’ equity.

“Our preliminary fourth-quarter results represent an important milestone in Mobix Labs’ ongoing turnaround,” said Phil Sansone, Chief Executive Officer of Mobix Labs. “Revenue more than doubled sequentially, gross margin expanded from approximately 13% to nearly 45%, and operating losses narrowed. At the same time, we made meaningful progress in reducing liabilities and improving stockholders’ equity. These results demonstrate the progress we are making in restoring operating momentum following earlier working capital constraints. We anticipate continued revenue growth as we build on this recovery and remain focused on improving financial and operating performance.”

Outlook

Management expects continued revenue growth as Mobix Labs builds on its fourth-quarter operating improvements and pursues opportunities across its aerospace, defense and mission-critical markets.

The Company’s ability to sustain its operating recovery and achieve future growth will depend in part on the availability of working capital, continued access to critical components, manufacturing capacity, customer demand and timely fulfillment of customer orders.

Preliminary Financial Information

The Company’s preliminary fourth-quarter revenue exceeded the upper end of its previously announced guidance range, building on its earlier announcement anticipating more than 100% sequential revenue growth.

For year-over-year context, preliminary fourth-quarter revenue declined approximately 4%, while GAAP gross margin was approximately 44.5%, compared with 50.5% in the prior-year quarter. The Company continues to manage its working capital and liquidity requirements as it executes its ongoing turnaround strategy.

All fourth-quarter and fiscal year-end financial information presented in this release is preliminary and unaudited, based on information currently available to management, and subject to completion of the Company’s year-end closing procedures, reconciliations and independent audit. Actual results may differ materially from the preliminary amounts reported. The Company expects to report its final fiscal 2026 financial results in its Annual Report on Form 10-K.

About Mobix Labs, Inc.

Mobix Labs, Inc. (Nasdaq: MOBX) is a U.S.-based provider of advanced electronic components and connectivity solutions serving aerospace, defense, communications and other mission-critical markets. Through its operating businesses, the Company provides electromagnetic interference (EMI) filtering technologies, high-reliability connectors and specialized radio-frequency solutions. For more information, visit Mobix Labs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. These statements include, without limitation, statements regarding Mobix Labs, Inc.’s (the “Company”) preliminary and unaudited financial results for the fourth quarter and fiscal year ended September 30, 2026; anticipated final financial results; the Company’s ongoing business turnaround and operational recovery; expectations for continued revenue growth; improvements in gross margins, operating performance and financial condition; the Company’s ability to sustain or improve production and shipment levels; anticipated customer demand and order activity; the availability of critical components and inventory; the Company’s ability to address working capital limitations, obtain additional financing and satisfy its financial obligations; anticipated benefits of operational and financial initiatives; and the Company’s business strategy, future operations, prospects and growth opportunities, including potential acquisitions and other strategic initiatives.

Forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements reflect management’s current expectations, estimates, assumptions and beliefs as of the date of this release and are not guarantees of future performance or results.

The Company’s preliminary financial results are unaudited and based on information currently available to management. These results remain subject to the completion of fiscal year-end closing procedures, accounting reconciliations, management review and the independent audit of the Company’s financial statements. Accordingly, actual results may differ materially from the preliminary amounts disclosed, including as a result of adjustments to revenue recognition, inventory valuation, cost of revenue, stock-based compensation, depreciation and amortization, debt and equity-related transactions, liability classifications, impairment assessments and other accounting estimates and judgments.

Forward-looking statements are subject to substantial risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual results, performance or achievements to differ materially from those expressed or implied. These risks include, among others: the Company’s history of operating losses and negative operating cash flows; its existing working capital deficiencies, liquidity constraints and substantial financing requirements; substantial doubt regarding its ability to continue as a going concern; its ability to obtain sufficient additional debt or equity financing on acceptable terms, or at all; potential dilution to existing stockholders resulting from financing transactions; its ability to satisfy outstanding indebtedness, accounts payable and other obligations; restrictions imposed by financing arrangements; the availability and cost of critical components and other materials; the Company’s ability to purchase inventory, maintain production capacity and fulfill customer orders in a timely manner; disruptions in manufacturing operations and supply chains; fluctuations in customer demand, order timing, product mix and shipment schedules; customer concentration and dependence on key customers and suppliers; the Company’s ability to sustain or improve gross margins and reduce operating losses; competition and pricing pressures; technological developments and product qualification requirements; changes in defense, aerospace and government procurement activity; changes in government spending, regulations and policies; the Company’s ability to execute its business strategy and operational turnaround; risks associated with acquisitions, proposed transactions and the integration of acquired businesses; potential delays, costs or failure to complete strategic transactions; uncertainties relating to accounting estimates and the valuation of financial instruments; compliance with Nasdaq continued listing requirements; stock price volatility; and general economic, financial market, geopolitical and industry conditions.

The Company’s recent sequential improvements in revenue, gross margin and operating performance may not be indicative of future results. There can be no assurance that the Company will achieve continued revenue growth, sustain improved margins, further reduce operating losses, resolve its working capital constraints, obtain sufficient financing or successfully complete its business turnaround. Any failure to obtain sufficient capital or maintain adequate liquidity could materially adversely affect the Company’s operations, financial condition and ability to execute its business plans.

Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and subsequent filings, particularly under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Investors are encouraged to review these filings carefully.

Forward-looking statements speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.